                                                                    EXHIBIT 99.1

                                                     Investor Relations Contact:
                                                                    James Zeumer
[PULTE HOMES LOGO]                                             Pulte Homes, Inc.
                                                                  Vice President
                                                                  (248) 433-4597

FOR IMMEDIATE RELEASE

                                                        Media Relations Contact:
                                                                 Valerie Dolenga
                                                               Pulte Homes, Inc.
                                                        Corporate Communications
                                                                  (248) 433-4633


               PULTE HOMES REPORTS RECORD SECOND QUARTER RESULTS;
                      EARNINGS PER SHARE CLIMB 34% TO $1.95

            BACKLOG EXCEEDS A RECORD $4.2 BILLION (15,199 HOUSES) AS NET NEW ORDERS INCREASE 11% TO A PERIOD RECORD 9,191 HOUSES

                 COMPANY AGAIN RAISES EARNINGS GUIDANCE FOR 2003


         BLOOMFIELD HILLS, MI, JULY 24, 2003 - Pulte Homes (NYSE: PHM) announced today record financial results for its second quarter and six months ended June 30, 2003. For the quarter, net income from continuing operations increased 35% to a record $122.0 million, as compared to $90.4 million for the comparable prior year period. Second quarter earnings per diluted share of $1.95 represent an increase of 34% over prior year earnings per diluted share of $1.45. Consolidated revenues for the quarter were $2.0 billion, an increase of 16% over prior year revenues of $1.7 billion.

         "Pulte Homes' strong operating and financial performance, combined with a backlog valued at more than $4.2 billion, puts the Company in an excellent position to deliver record full-year results. The Company is again raising its earnings guidance for 2003 to the new range of $9.00 to $9.25 per share, representing an increase of 25% or more over last year's results," said Richard
J. Dugas, Jr., President and CEO of Pulte Homes.

         Revenues from domestic homebuilding settlements increased 17% to a second-quarter record of $1.8 billion. Higher revenues for the quarter resulted from an 8% increase in average selling price to $259,000, combined with an 8% increase in home closings to 7,112 units. The increase in average selling price reflects a combination of price increases and a favorable change in the mix of product closed during the period.

         Second quarter domestic homebuilding pretax income increased 37% to $197.6 million, as compared to prior year pretax income of $144.6 million. For the period, the Company realized a 190 basis point increase in gross margins from home sales to 21.8%, while SG&A expense as a percent of home settlement revenues was unchanged at 10.3%.

         Land sales during the quarter generated $31.3 million in revenues and $9.1 million in gross margin, as compared to $34.1 million and $10.6 million, respectively, last year. According to the Company, land sales are an important element of its domestic homebuilding operations, but can fluctuate from quarter-to-quarter depending upon the timing of individual transactions.

         Domestic net new home orders for the quarter were 9,191 up 11% over prior year second-quarter orders of 8,279 homes. The Company reported increased sales in all areas of the country: Northeast up 38%, Southeast up 7%, Midwest up 14%, Central up 1%, and the West up 12%. Pulte Homes' backlog as of June 30, 2003, was valued at $4.2 billion (15,199 homes), as compared to a value of $3.3 billion (12,950 homes) last year.

         "We saw a strengthening demand trend over the quarter, with new community openings helping to drive increased traffic and supporting strong order rates," said Dugas. "As the only builder with the stated strategy of serving all the major customer segments - first time, first move up, second move up and active adult - we continue to see ample opportunity to grow our share of the US housing market."

         The Company's financial services operations reported second quarter pre-tax income of $20.9 million, up 29% over prior year pre-tax income of $16.2 million. The improvement in second quarter financial results reflects a 36% increase in the number of loan originations to 6,776, a favorable interest rate environment and a higher capture rate of approximately 83% as compared to 77% last year.

         For the second quarter, Pulte's International operations reported pre-tax income of $0.4 million, as compared to a pre-tax income of $1.9 million for the comparable period last year. Mortgage funding delays in Mexico, resulting in reduced closings for the period, was one of the key contributors to lower earnings for the period.

SIX MONTH RESULTS

         For the six months ended June 30, 2003, Pulte Homes' net income from continuing operations increased 31% to $208.3 million, as compared to prior year net income of $159.0 million. Diluted earnings per share for the first six months were $3.34 per share, an increase of 30% over prior year earnings per diluted share of $2.57. Consolidated revenues for the period were $3.5 billion, up from $3.1 billion for the first six months of last year.

         Revenues from domestic homebuilding settlements for the period were $3.3 billion, up 14% over the prior year. Higher revenues for the period resulted from a 7% increase in average selling price to $255,000, combined with a 7% increase in the number of homes closed. The increase in average selling price for the period reflects a combination of price increases and a favorable change in the mix of product closed during the period.

         Six month domestic homebuilding pretax income increased 29% to $336.1 million, as compared to prior year pretax income of $260.4 million. Gross margins from home sales for the period increased 140 basis points to 21.4%, offset by a 20 basis point increase in SG&A expense as a percent of home settlement revenues. Land sales for the period generated $18.0 million in gross margin, as compared to $19.0 million last year.

         For the first six months, Pulte's financial services operations reported pre-tax income of $38.0 million, up 34% from prior year pre-tax income of $28.4 million. The improvement was driven by a 29% increase in loan originations, a favorable interest rate environment and a higher capture rate of approximately 82% as compared to 76% last year.

         Pulte's International operations reported a net loss for the first six months of $.6 million, as compared to pre-tax income of $1.4 million last year. Gains in the Company's Puerto Rico operations were offset by weaker results in Mexico and Argentina.

A conference call discussing Pulte Homes' second quarter results will be held today at 8:30 a.m. Eastern Time, and web cast live via Pulte.com. Interested investors can access the call via the Company's home page at www.pulte.com.


CERTAIN STATEMENTS IN THIS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHER THINGS, (1) GENERAL ECONOMIC AND BUSINESS CONDITIONS; (2) INTEREST RATE CHANGES AND THE AVAILABILITY OF MORTGAGE FINANCING; (3) THE RELATIVE STABILITY OF DEBT AND EQUITY MARKETS; (4) COMPETITION; (5) THE AVAILABILITY AND COST OF LAND AND OTHER RAW MATERIALS USED BY THE COMPANY IN ITS HOMEBUILDING OPERATIONS; (6) THE AVAILABILITY AND COST OF INSURANCE COVERING RISKS ASSOCIATED WITH OUR BUSINESS; (7) SHORTAGES AND THE COST OF LABOR; (8) WEATHER RELATED SLOWDOWNS; (9) SLOW GROWTH INITIATIVES AND/OR LOCAL BUILDING MORATORIA; (10) GOVERNMENTAL REGULATION, INCLUDING THE INTERPRETATION OF TAX, LABOR AND ENVIRONMENTAL LAWS; (11) CHANGES IN CONSUMER CONFIDENCE AND PREFERENCES; (12) REQUIRED ACCOUNTING CHANGES; (13) TERRORIST ACTS AND OTHER ACTS OF WAR; AND (14) OTHER FACTORS OVER WHICH THE COMPANY HAS LITTLE OR NO CONTROL.


 ABOUT PULTE HOMES

         Pulte Homes, Inc., (www.pulte.com) based in Bloomfield Hills, Michigan, has operations in more than 45 markets across the United States. Under its Del Webb (www.delwebb.com) brand, the Company is also the nation's leading builder of active adult communities for people age 55 and older. Over its history, the Company has constructed more than 330,000 homes and has been named Builder of the Year for 2002 by Professional Builder magazine. Pulte Mortgage Corporation is a nationwide lender committed to meeting the financing needs of Pulte Homes' customers by offering a wide variety of loan products and superior customer service.


/Web site:  http://www.pulte.com

                                                                             Pulte Homes, Inc.
                                                                       Condensed Consolidated Results
                                                                                Of Operations
                                              -------------------------------------------------------------------------------
                                                     Three Months Ended                           Six Months Ended
                                                           June 30,                                    June 30,
                                                  2003                  2002                  2003                  2002
                                              -------------------------------------------------------------------------------
                                                                  (000's omitted, except per share data)
                                                                              (Unaudited)
CONSOLIDATED RESULTS:

Revenues:
 Homebuilding                                  $ 1,925,711           $ 1,661,670           $ 3,449,150           $ 3,017,275
 Financial Services                                 31,774                23,842                59,370                46,866
 Corporate                                             700                    51                 2,255                   163
                                               -----------           -----------           -----------           -----------
Total Revenues                                 $ 1,958,185           $ 1,685,563           $ 3,510,775           $ 3,064,304
                                               ===========           ===========           ===========           ===========

Pre-tax income (loss):
 Homebuilding                                  $   198,021           $   146,522           $   335,433           $   261,856
 Financial Services                                 20,858                16,162                37,974                28,416
 Corporate                                         (22,046)              (14,462)              (37,415)              (29,516)
                                               -----------           -----------           -----------           -----------

Income from continuing operations
   before income taxes                             196,833               148,222               335,992               260,756

Income taxes                                       (74,833)              (57,814)             (127,691)             (101,708)
                                               -----------           -----------           -----------           -----------

Income from continuing operations                  122,000                90,408               208,301               159,048

Loss from discontinued operations                     (283)                 (205)                 (447)                 (733)
                                               -----------           -----------           -----------           -----------

Net income                                     $   121,717           $    90,203           $   207,854           $   158,315
                                               ===========           ===========           ===========           ===========

EARNINGS PER SHARE -
  ASSUMING DILUTION:

Income from continuing operations              $      1.95           $      1.45           $      3.34           $      2.57
Loss from discontinued operations                        -                     -                     -                  (.01)
                                               -----------           -----------           -----------           -----------

Net income                                     $      1.95           $      1.45           $      3.34           $      2.56
                                               ===========           ===========           ===========           ===========

Shares used in per share calculations               62,472                62,359                62,276                61,933
                                               ===========           ===========           ===========           ===========

                                                                                   Pulte Homes, Inc.
                                                                         Condensed Consolidated Balance Sheets
                                                                                    ($000's omitted)
                                                                                      (Unaudited)

                                                              June 30, 2003     December 31, 2002     June 30, 2002
                                                              -----------------------------------------------------
ASSETS
Cash and equivalents                                            $  391,087          $  613,168          $  212,767
Unfunded settlements                                                71,270              60,641              40,109
House and land inventories                                       5,018,263           4,293,597           4,244,918
Land under option agreements not owned                              60,000                   -                   -
Residential mortgage loans
  available-for-sale                                               431,735             600,339             292,833
Goodwill                                                           307,693             307,693             307,693
Intangible Assets                                                  147,829             151,954             155,529
Other assets                                                       901,139             861,063             853,224
                                                                ----------          ----------          ----------

                                                                $7,329,016          $6,888,455          $6,107,073
                                                                ==========          ==========          ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Accounts payable, accrued and other liabilities               $1,637,936          $1,565,131          $1,328,803
    Collateralized short-term debt, recourse solely to
       applicable subsidiary assets                                381,355             559,621             272,925
    Income taxes                                                    55,690              90,009              88,082
    Subordinated debentures and senior notes                     2,269,955           1,913,268           1,949,265
                                                                ----------          ----------          ----------
       Total Liabilities                                         4,344,936           4,128,029           3,639,075
Shareholders' Equity                                             2,984,080           2,760,426           2,467,998
                                                                ----------          ----------          ----------

                                                                $7,329,016          $6,888,455          $6,107,073
                                                                ==========          ==========          ==========

                                                      Pulte Homes, Inc.
                                                        Segment Data
                                                     Three Months Ended
                                                            June 30,
                                               ---------------------------------

                                                  2003                  2002
                                               ---------------------------------
                                                       ($000's omitted)
HOMEBUILDING:
    Pre-tax income:
    Domestic                                   $   197,641           $   144,577
    International                                      380                 1,945
                                               -----------           -----------
       Total Homebuilding                      $   198,021           $   146,522
                                               ===========           ===========

Domestic Homebuilding:
    Home sales (settlements)                   $ 1,845,461           $ 1,576,285
    Land sales                                      31,316                34,121
                                               -----------           -----------
      Domestic Homebuilding
      Revenue                                    1,876,777             1,610,406

    Home cost of sales                          (1,444,008)           (1,262,544)
    Land cost of sales                             (22,175)              (23,567)
    Selling, general
       & administrative expense                   (189,861)             (163,086)
    Other income (expense), net                     (5,989)               (5,265)
                                               -----------           -----------
    EBIT                                           214,744               155,944
    Interest                                       (17,103)              (11,367)
                                               -----------           -----------
    Pre-tax income                             $   197,641           $   144,577
                                               ===========           ===========

International Homebuilding:
  Home sales (settlements)                     $    48,934           $    51,264
  Cost of sales                                    (38,297)              (40,079)
    Selling, general
       & administrative
       expense                                     (10,127)               (9,352)
    Other income (expense), net                       (702)                  (82)
    Minority Interest                                 (154)                 (776)
    Equity in income of joint venture
      operations                                       726                   970
                                               -----------           -----------
    Pre-tax income                             $       380           $     1,945
                                               ===========           ===========
FINANCIAL SERVICES:
    Pre-tax income                             $    20,858           $    16,162
                                               ===========           ===========

MORTGAGE
    ORIGINATIONS:
    Origination volume                               6,776                 4,994
                                               ===========           ===========

    Origination
      principal                                $ 1,161,000           $   804,400
                                               ===========           ===========

CORPORATE:
    Pre-tax loss:
    Net interest expense                       $    (9,464)          $    (9,770)
    Other Corporate
       expense, net                                (12,582)               (4,692)
                                               -----------           -----------
          Total Corporate                      $   (22,046)          $   (14,462)
                                               ===========           ===========

                                                         Pulte Homes, Inc.
                                                           Segment Data
                                                       Six Months Ended
                                                            June 30,
                                               ---------------------------------
                                                  2003                   2002
                                               ---------------------------------
                                                        ($000's omitted)
HOMEBUILDING:
  Pre-tax income (loss):
    Domestic                                   $   336,079           $   260,428
    International                                     (646)                1,428
                                               -----------           -----------
       Total Homebuilding                      $   335,433           $   261,856
                                               ===========           ===========

Domestic Homebuilding:
    Home sales (settlements)                   $ 3,292,659           $ 2,885,873
    Land sales                                      64,225                57,769
                                               -----------           -----------
      Domestic Homebuilding Revenue              3,356,884             2,943,642

    Home cost of sales                          (2,587,824)           (2,309,469)
    Land cost of sales                             (46,235)              (38,799)
    Selling, general
       & administrative
       expense                                    (356,961)             (305,881)
    Other income (expense), net                     (1,273)               (9,175)
                                               -----------           -----------

    EBIT                                           364,591               280,318
    Interest                                       (28,512)              (19,890)
                                               -----------           -----------

    Pre-tax income                             $   336,079           $   260,428
                                               ===========           ===========

International Homebuilding:
    Home sales (settlements)                   $    92,266           $    73,633
    Cost of sales                                  (73,981)              (57,908)
    Selling, general
       & administrative
       expense                                     (20,590)              (16,355)
    Other income (expense), net                     (1,093)                 (858)
    Minority Interest                                  981                  (396)
    Equity in income of joint venture
       operations                                    1,771                 3,312
                                               -----------           -----------
    Pre-tax income (loss)                      $      (646)          $     1,428
                                               ===========           ===========
FINANCIAL SERVICES:
    Pre-tax income                             $    37,974           $    28,416
                                               ===========           ===========

MORTGAGE
    ORIGINATIONS:
    Origination volume                              11,938                 9,220
                                               ===========           ===========

    Origination
      principal                                $ 2,028,200           $ 1,476,200
                                               ===========           ===========

CORPORATE:
    Pre-tax loss:
    Net interest expense                       $   (18,480)          $   (19,212)
    Other Corporate
       expense, net                                (18,935)              (10,304)
                                               -----------           -----------
          Total Corporate                      $   (37,415)          ($   29,516)
                                               ===========           ===========

                                                                                    Pulte Homes, Inc.
                                                                                  Business Operating Data

                                                                Three Months Ended                        Six Months Ended
                                                                     June 30,                                 June 30,
                                                          ----------------------------------------------------------------------
                                                             2003                2002                2003                2002
                                                          ----------          ----------          ----------          ----------
SETTLEMENT REVENUES ($000's omitted):

Pulte Homebuilding settlement revenues:
  Domestic                                                $1,845,461          $1,576,285          $3,292,659          $2,885,873
  International                                               48,934              51,264              92,266              73,633
                                                          ----------          ----------          ----------          ----------
    Total Pulte                                            1,894,395           1,627,549           3,384,925           2,959,506
                                                          ----------          ----------          ----------          ----------

Pulte-affiliate international homebuilding
 settlement revenues                                           8,016               6,655              16,537              31,108
                                                          ----------          ----------          ----------          ----------

Total Pulte and Pulte-affiliate settlement
  revenues                                                $1,902,411          $1,634,204          $3,401,462          $2,990,614
                                                          ==========          ==========          ==========          ==========

SETTLEMENT UNITS:

Pulte Homebuilding settlement units:
  Domestic                                                     7,112               6,593              12,897              12,095
  International                                                1,468               1,732               2,659               2,453
                                                          ----------          ----------          ----------          ----------
    Total Pulte                                                8,580               8,325              15,556              14,548
                                                          ----------          ----------          ----------          ----------

Pulte-affiliate international homebuilding
  settlement units                                                37                  43                  85                 964
                                                          ----------          ----------          ----------          ----------

Total Pulte and Pulte-affiliate settlement units               8,617               8,368              15,641              15,512
                                                          ==========          ==========          ==========          ==========

Domestic Homebuilding:
  Unit settlements:
    Northeast                                                    553                 504                 979                 920
    Southeast                                                  1,759               1,888               3,508               3,564
    Midwest                                                    1,041                 976               1,883               1,678
    Central                                                    1,133               1,035               1,867               1,753
    West                                                       2,626               2,190               4,660               4,180
                                                          ----------          ----------          ----------          ----------
                                                               7,112               6,593              12,897              12,095
                                                          ==========          ==========          ==========          ==========

  Unit net new orders*:
    Northeast                                                    909                 660               1,645               1,454
    Southeast                                                  2,441               2,285               4,704               4,515
    Midwest                                                    1,422               1,246               2,540               2,546
    Central                                                    1,317               1,308               2,502               2,592
    West                                                       3,102               2,780               6,033               5,260
                                                          ----------          ----------          ----------          ----------
                                                               9,191               8,279              17,424              16,367
                                                          ==========          ==========          ==========          ==========

  Unit backlog:
    Northeast                                                                                          1,795               1,365
    Southeast                                                                                          4,135               3,510
    Midwest                                                                                            2,258               2,243
    Central                                                                                            1,540               1,742
    West                                                                                               5,471               4,090
                                                                                                  ----------          ----------
                                                                                                      15,199              12,950
                                                                                                  ==========          ==========

* Net new orders for the three and six months ended June 30, 2003 do not include 67 units of backlog acquired.